EXHIBIT 99.4

Time is Critical	Please Complete and Return Promptly

FORM OF ELECTION AND LETTER OF TRANSMITTAL
To Exchange Shares of Common Stock, par value $0.0001 per share, of
KapStone Paper and Packaging Corporation (“KapStone”)
CUSIP # 48562P103
For Stock Consideration, as Described Herein

PLEASE RETURN THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL (THIS “FORM OF ELECTION”) BY MAIL IN THE ACCOMPANYING ENVELOPE OR BY OVERNIGHT COURIER TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE AT THE APPROPRIATE ADDRESS BELOW.

The method of delivery of the stock certificate(s), confirmation of book-entry transfer or Notice of Guaranteed Delivery, as applicable, is at the option and risk of the owner thereof. See Instruction 5. Mail or send by overnight courier this Form of Election, together with the certificate(s), confirmation of book-entry transfer or Notice of Guaranteed Delivery described below representing your shares, to the Exchange Agent as follows:

If delivering by mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940

If delivering by overnight courier:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, MA 02021

Delivery of this Form of Election to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You must sign this Form of Election in the appropriate space provided below, with signature guarantee, if required, and complete the Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.

The instructions (the “General Instructions”) contained within this Form of Election should be read carefully and in full before this Form of Election is completed.

If your KapStone stock certificate(s) has been lost, stolen or destroyed, contact KapStone’s transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”). See Instruction 3.

If you are a KapStone stockholder who wishes to exercise appraisal rights, you should not make a Stock Election (as defined below) and should not surrender your stock certificates, deliver your shares in book-entry form or submit a Notice of Guaranteed Delivery to Computershare Trust Company, N.A. (the “Exchange Agent”). By making a Stock Election, you agree to waive your appraisal rights. KapStone stockholders who desire to exercise appraisal rights should carefully review Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and are urged to consult a legal advisor before making a Stock Election or attempting to exercise these rights.

For up-to-date information, please call the information agent for the transaction, Morrow Sodali LLC (the “Information Agent”). KapStone stockholders may call toll-free at (800) 662-5200. Banks and brokerage firms may call (203) 658-9400.

DESCRIPTION OF SHARES SURRENDERED FOR EXCHANGE OR GUARANTEED FOR DELIVERY

Name(s) and Address of Registered Holder(s)
(Please correct details if incorrect or fill in,
if blank) (Please ensure name(s) appears
exactly as on Certificate(s) (or confirmation
of book-entry transfer, as applicable))
(Attach additional signed list if necessary).
See Instruction 6.	Certificate No(s)., if any. See Instruction 6.	Number of Shares Represented by Each Certificate, if any. See Instruction 6.	Number of Book-Entry Shares, if any. See Instruction 6.

TOTAL SHARES SURRENDERED FOR EXCHANGE OR GUARANTEED FOR DELIVERY:

By signing and submitting this Form of Election, you represent and warrant that the shares of KapStone common stock submitted with this Form of Election will not be sold, including through limit order request, unless this Form of Election has been properly revoked pursuant to the General Instructions.

Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 28, 2018 (the “Merger Agreement”), among KapStone, WestRock Company, a Delaware corporation (“WestRock”), Whiskey Holdco, Inc., a Delaware corporation and a wholly-owned subsidiary of WestRock (“Holdco”), Whiskey Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“WestRock Merger Sub”), and Kola Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“KapStone Merger Sub”), (i) WestRock Merger Sub will be merged with and into WestRock, with WestRock surviving the merger as a wholly owned subsidiary of Holdco (the “WestRock Merger”) and (ii) KapStone Merger Sub will be merged with and into KapStone, with KapStone surviving the merger as a wholly owned subsidiary of Holdco (the “KapStone Merger” and, together with the WestRock Merger, the “Mergers”). If the Mergers are completed, each share of common stock, par value $0.0001 per share, of KapStone (“KapStone common stock”) (excluding shares of KapStone common stock owned by any direct or indirect wholly owned subsidiary of KapStone, shares of KapStone common stock that are owned by KapStone as treasury shares and shares of KapStone common stock in respect of which a KapStone stockholder has properly demanded appraisal in accordance with the DGCL) will be converted into the right to receive, at the election of the KapStone stockholder, and subject to certain proration procedures described below, either: (i) $35.00 in cash, without interest thereon (the “Cash Consideration”), or (ii) 0.4981 shares of common stock, par value $0.01 per share (“Holdco common stock”), of Holdco (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). KapStone stockholders will not receive any fractional shares of Holdco common stock in the KapStone Merger. Instead, KapStone stockholders will receive cash in lieu of any fractional shares of Holdco common stock that they would otherwise have been entitled to receive.

Under the Merger Agreement, the maximum stock amount, which is the maximum number of shares of Holdco common stock that may be issued to KapStone stockholders in the aggregate as Stock Consideration, is equal to (i) 25% of the product of  (A) 0.4981 and (B) the number of issued and outstanding shares of KapStone common stock immediately prior to the effective time of the Mergers (the “Effective Time”), (ii) rounded down to the nearest whole number.

A KapStone stockholder’s ability to make an election to receive the Stock Consideration (each such election, a “Stock Election”) is subject to proration procedures set forth in the Merger Agreement. These procedures are designed to ensure that the Stock Consideration is received in respect of no more than 25% of the shares of KapStone common stock issued and outstanding immediately prior to the Effective Time. Whether a KapStone stockholder receives the amount of Stock Consideration requested will depend in part on the Stock Elections of other KapStone stockholders. Even if a KapStone stockholder makes a Stock Election with respect to any shares of KapStone common stock (such shares of KapStone common stock, “Stock Election Shares”), it may not receive the Stock Consideration in respect of such Stock Election Shares. The greater the oversubscription of the aggregate Stock Elections, the fewer shares of Holdco common stock and more cash a KapStone stockholder making a Stock Election will receive in respect of its Stock Election Shares.

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If a KapStone stockholder makes no Stock Election with respect to any of its shares of KapStone common stock and does not properly demand appraisal in accordance with the DGCL, such shares of KapStone common stock will be converted into the right to receive the Cash Consideration if the Mergers are completed. See Instruction 12. In no event will a KapStone stockholder making no Stock Election with respect to its shares of KapStone common stock receive the Stock Consideration in respect of any of its shares of KapStone common stock.

Before completing this Form of Election, we urge you to read the General Instructions accompanying this form, together with the proxy statement/prospectus of KapStone and Holdco dated [          ] (the “Proxy Statement”), which contains a more detailed discussion of the Mergers, the Merger Consideration and the election, proration and exchange procedures. Each election is subject to the terms and conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement, the General Instructions and other terms and conditions set forth herein. KapStone, WestRock and Holdco cannot therefore assure you that you will receive your election choices. Extra copies of this Form of Election or the Proxy Statement may be requested from the Information Agent by calling toll-free at (800) 662-5200. Banks and brokerage firms may call (203) 658-9400. Documents incorporated by reference in the Proxy Statement can be obtained through the U.S. Securities and Exchange Commission’s website at www.sec.gov or from KapStone or WestRock, as applicable, by requesting them in writing or by telephone at their respective addresses specified in the Proxy Statement.

To be validly delivered, this Form of Election must be RECEIVED by the Exchange Agent no later than the election deadline (the “Election Deadline”), which is currently expected to be 5:00 p.m. New York City time on [          ], the business day immediately prior to the KapStone special meeting of stockholders. If the Exchange Agent does not receive a valid Form of Election from you by the Election Deadline, you will be deemed to have made NO ELECTION with respect to your shares. KapStone and WestRock will publicly announce, by press release, the anticipated Election Deadline at least three business days prior to the anticipated Election Deadline, but you are encouraged to return your Form of Election as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the Information Agent toll-free at (800) 662-5200. Banks and brokerage firms may call (203) 658-9400.

A Stock Election made pursuant to this Form of Election will affect the Merger Consideration that you, as a stockholder of KapStone, will have the right to receive if the Mergers are completed. A Stock Election may also affect the tax consequences to you of the Mergers.

If you are a KapStone stockholder who wishes to exercise appraisal rights, you should not make a Stock Election and should not surrender your stock certificates, deliver your shares in book-entry form or submit a Notice of Guaranteed Delivery to the Exchange Agent. By making a Stock Election, you agree to waive your appraisal rights. KapStone stockholders who desire to exercise appraisal rights should carefully review Section 262 of the DGCL and are urged to consult a legal advisor before making a Stock Election or attempting to exercise these rights.

ELECTION OPTIONS

You may hereby make ONE of the following elections:  (1) you may elect to receive the Stock Consideration, which is 0.4981 shares of Holdco common stock per share of KapStone common stock, with respect to all of your shares of KapStone common stock by checking the “ALL STOCK ELECTION” box; or (2) you may elect to receive Stock Consideration with respect to less than all of your shares of KapStone common stock by checking the “PARTIAL STOCK ELECTION” box and specifying the number of shares of KapStone common stock with respect to which you elect to receive the Stock Consideration. If you make no Stock Election with respect to any of your shares of KapStone common stock and do not properly demand appraisal in accordance with the DGCL, such shares of KapStone common stock will be converted into the right to receive the Cash Consideration if the Mergers are completed. See Instruction 12. If you check the “PARTIAL STOCK ELECTION” box and the total number of shares you specify is greater than total number of shares of KapStone common stock you own as of the date you submit the Form of Election, you will only be deemed to have made a Stock Election for the number of shares of KapStone common stock you own as of such date.

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Please carefully review the General Instructions enclosed with this Form of Election and select ONLY ONE of the following election options below by placing an X in the box to the left of your chosen election:

☐	ALL STOCK ELECTION—You elect to receive Stock Consideration with respect to ALL of your shares of KapStone common stock (0.4981 shares of Holdco common stock for each share of KapStone common stock).

☐	PARTIAL STOCK ELECTION—You elect to receive Stock Consideration with respect to shares of KapStone common stock owned by you (0.4981 shares of Holdco common stock for each share of KapStone common stock). You will be deemed to have made no Stock Election with respect to the remainder of shares of KapStone common stock owned by you.

If you do not select any election option, if you select both election options, if your form is not received by the Exchange Agent by the Election Deadline or if you otherwise fail to properly complete this form and do not properly demand appraisal in accordance with the DGCL, ALL of your shares of KapStone common stock will be converted into the right to receive the Cash Consideration ($35.00 in cash, without interest thereon, for each share of KapStone common stock) if the Mergers are completed. See Instruction 12.

This Form of Election, if properly completed, signed and delivered, will revoke all other prior dated Forms of Election submitted by the undersigned. Please make certain that this Form of Election is accurate and covers the total number of shares of KapStone common stock that you own on the date of submission.

To be validly delivered, the Exchange Agent must RECEIVE your properly completed and signed Form of Election, together with any required accompanying evidence of authority, at the appropriate address above by the Election Deadline. Do not send this document to KapStone, WestRock or Holdco. If the Exchange Agent does not receive a valid Form of Election from you by the Election Deadline, you will be deemed to have made no Stock Election with respect to your shares of KapStone common stock. To properly make a Stock Election, this Form of Election must be properly completed, signed and returned to the Exchange Agent, together with the applicable stock certificate(s) or book-entry delivery of the applicable shares, in order for you to receive any Stock Consideration (unless the delivery of such certificate(s) or book-entry delivery of the applicable shares is guaranteed in the manner described in Instruction 9).

ADDITIONAL INFORMATION

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Mergers. In connection with the Mergers, Holdco has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) which includes the Proxy Statement. KapStone will mail the Proxy Statement to its stockholders and file other documents regarding the Mergers with the SEC. KapStone stockholders are urged to read all relevant documents filed with the SEC, including the Registration Statement and the Proxy Statement, because they contain important information about the Mergers. Investors and security holders are able to obtain the documents free of charge at www.sec.gov.

Participants in Solicitation

WestRock, Holdco and KapStone and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from KapStone stockholders in respect of the Mergers. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock’s 2018 Annual Meeting of stockholders, which was filed with the SEC on December 19, 2017. Information about the directors and executive officers of KapStone is set forth in the proxy statement for KapStone’s 2018 Annual Meeting of stockholders, which was filed with the SEC on April 27, 2018. Investors and security holders are able to obtain the documents free of charge at www.sec.gov.

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy, any securities, nor the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Mergers or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

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SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the book-entry statement for the shares and/or the check for cash are to be issued in the name(s) of someone other than the registered holder(s) in the box below.	Complete ONLY if the book-entry statement for the shares and/or the check for cash are to be mailed to an address other than the address reflected below.

Issue to:	Mail to:
Name(s):	Name(s):
Address:	Address:

(See Instruction 8)	(See Instruction 7)

REGISTERED HOLDER(S) MUST SIGN IN THIS BOX	SIGNATURE(S) GUARANTEED (IF REQUIRED)
See Instruction 8
SIGNATURE(S) REQUIRED
Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appears on stock certificate (or confirmation of book-entry transfer, as applicable). All registered holders must sign. f signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title.
See Instruction 8.	A signature guarantee is required on the Form of Election if the name(s) of the person(s) executing the Form of Election is different from the name(s) of the registered holder(s). If the Stock Election is not for the account of a member of a Securities Transfer Agents’ Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution. Note: A notarization by a notary public is not acceptable.

Registered Holder	Authorized Signature

Registered Holder	Name of Firm

Title, if any
Address of Firm—Please Print

Area Code/Phone No.	APPLY MEDALLION GUARANTEE STAMP BELOW

Address—Please Print

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Notice of Guaranteed Delivery
See Instruction 9

Persons to whom certificate(s) or confirmations of delivery of shares in book-entry form are not immediately available may make a Stock Election by completing the Form of Election and submitting it to the Exchange Agent by the Election Deadline, and by completing the attached Notice of Guaranteed Delivery. The signature(s) must be guaranteed by an Eligible Institution.
Note: A notarization by a notary public is not acceptable.

Authorized Signature

Name of Firm

Title

Address of Firm—Please Print

APPLY MEDALLION GUARANTEE STAMP BELOW

Please sign and provide your tax ID number on the IRS Form W-9 provided herein or complete the appropriate IRS Form W-8, as applicable. See Instruction 10.

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GENERAL INSTRUCTIONS FOR KAPSTONE FORM OF ELECTION AND LETTER OF TRANSMITTAL
(Please read carefully the instructions below)

1.           Introduction

KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone”), WestRock Company, a Delaware corporation (“WestRock”), Whiskey Holdco, Inc., a Delaware corporation and a wholly-owned subsidiary of WestRock (“Holdco”), Whiskey Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“WestRock Merger Sub”), and Kola Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“KapStone Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of January 28, 2018 (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, (i) WestRock Merger Sub will be merged with and into WestRock, with WestRock surviving the merger as a wholly owned subsidiary of Holdco (the “WestRock Merger”) and (ii) KapStone Merger Sub will be merged with and into KapStone, with KapStone surviving the merger as a wholly owned subsidiary of Holdco (the “KapStone Merger” and, together with the WestRock Merger, the “Mergers”). If the Mergers are completed, each share of common stock, par value $0.0001 per share, of KapStone (“KapStone common stock”) (excluding shares of KapStone common stock owned by any direct or indirect wholly owned subsidiary of KapStone, shares of KapStone common stock that are owned by KapStone as treasury shares and shares of KapStone common stock in respect of which a KapStone stockholder has properly demanded appraisal in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) will be converted into the right to receive $35.00 in cash, without interest thereon (the “Cash Consideration”), or at the election of the KapStone stockholder, and subject to certain proration procedures described in Instruction 11 0.4981 shares of common stock, par value $0.01 per share (“Holdco common stock”), of Holdco (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). As a result of the Mergers, among other things, (a) Holdco will become the ultimate parent of KapStone, WestRock and their respective subsidiaries, (b) existing KapStone stockholders will receive Stock Consideration or Cash Consideration, as described in Instruction 12, and (c) each existing share of WestRock common stock will automatically convert into a share of Holdco common stock. KapStone stockholders will not receive any fractional shares of Holdco common stock in the Mergers. Instead, KapStone stockholders will receive cash in lieu of any fractional shares of Holdco common stock that they would otherwise have been entitled to receive (see Instruction 13).

Included with these instructions is a Form of Election and Letter of Transmittal (“Form of Election”) that you must complete, sign and return to Computershare Trust Company, N.A. (the “Exchange Agent”) in order to make your Stock Election (as defined below). The Form of Election permits you to specify the number of shares of KapStone common stock with respect to which you elect to receive shares of Holdco common stock. FOR YOUR ELECTION TO BE VALIDLY DELIVERED, THE EXCHANGE AGENT MUST RECEIVE YOUR FORM OF ELECTION AT ONE OF THE ADDRESSES ON THE FORM OF ELECTION BY THE ELECTION DEADLINE (AS DEFINED BELOW) (SEE INSTRUCTION 2). IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE FORM OF ELECTION OR THE PROXY STATEMENT (AS DEFINED BELOW), PLEASE CONTACT THE INFORMATION AGENT FOR THE TRANSACTION, MORROW SODALI LLC, BY CALLING TOLL FREE AT (800) 662-5200. BANKS AND BROKERAGE FIRMS MAY CALL (203) 658-9400. DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT CAN BE OBTAINED THROUGH THE U.S. SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR FROM KAPSTONE OR WESTROCK, AS APPLICABLE, BY REQUESTING THEM IN WRITING OR BY TELEPHONE AT THEIR RESPECTIVE ADDRESSES SPECIFIED IN THE PROXY STATEMENT.

Before completing the Form of Election, we urge you to read these instructions, together with the proxy statement/prospectus of KapStone and Holdco dated [          ] (the “Proxy Statement”), which contains a more detailed discussion of the Mergers, the Merger Consideration and the election, proration and exchange procedures. Each election is subject to the terms and conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement, these instructions and other terms and conditions set forth in the Form of Election. The tax consequences to you of the Mergers and the election you make will depend on your own situation. You are urged to consult your own tax advisor as to the specific tax consequences to you of the Mergers and the election you make.

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Please read and follow carefully these instructions regarding completion of the Form of Election. These instructions, as well as the terms, conditions and limitations set forth herein, are considered part of the Form of Election.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to make your Stock Election through that broker, bank or other nominee. You should contact your broker, bank or other nominee promptly for information on how and when you must give them instructions for your Stock Election.

Your submission of a Form of Election does NOT constitute a vote for the adoption of the Merger Agreement. You may submit a Form of Election even if you have voted, or plan on voting, against the adoption of the Merger Agreement. In order to vote your shares of KapStone common stock for or against the adoption of the Merger Agreement, you must follow the instructions for voting contained in the Merger Agreement, which are described in the Proxy Statement and the accompanying proxy materials. If the Merger Agreement is not adopted by the requisite vote of KapStone stockholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any Merger Consideration and the Form of Election will be void and of no effect.

2.           Delivery Instructions and Election Deadline

For any Stock Election contained therein to be considered, the Form of Election, properly completed and signed, must be returned to the Exchange Agent, either by mail or by overnight courier, at the appropriate address set forth on the front of the Form of Election. You are solely responsible for delivery of the Form of Election and any other documents required hereby to the Exchange Agent. Delivery of the Form of Election to an address other than as set forth on the Form of Election will NOT constitute a valid delivery to the Exchange Agent.

Forms of Election must be received by the Exchange Agent no later than the election deadline (the “Election Deadline”), which is expected to be 5:00 p.m. New York City time on [          ], 2018, the business day immediately prior to the KapStone special meeting of stockholders. KapStone and WestRock will publicly announce, by press release, the anticipated Election Deadline at least three business days prior to the anticipated Election Deadline, but you are encouraged to return your Form of Election as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Morrow Sodali LLC (the “Information Agent”), toll-free at (800) 662-5200. Banks and brokerage firms may call (203) 658-9400. Please allow ample time for delivery of your Form of Election. If you hold your shares in “street name” through a bank, broker or other nominee, you may have to allow additional time in order to make a timely Stock Election. If the KapStone special meeting of stockholders is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and WestRock and KapStone will promptly announce any such delay and, when determined, the rescheduled Election Deadline. Delivery will be deemed valid only when received. If the Exchange Agent does not receive a valid Form of Election in respect of your shares of KapStone common stock by the Election Deadline, you will be deemed to have made no Stock Election with respect to your shares of KapStone common stock.

3.           Surrender of Certificate(s), Lost Certificate(s)

For any Stock Election to be valid, the Form of Election must be accompanied by the certificate(s) evidencing your shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority (unless the delivery of such certificate(s) or delivery of the applicable shares in book-entry form is guaranteed in the manner described in Instruction 9). No stop transfer instructions may be outstanding against any of the shares subject to such certificate(s) or confirmation of book-entry transfer, and any certificate(s) must be in form acceptable for transfer on the books of KapStone. Subject to the closing of the Mergers and pursuant to the terms of the Merger Agreement, if you provide the certificate(s) evidencing your shares of KapStone common stock or confirmation of book-entry transfer, you (i) represent that you have full authority to surrender without restriction such shares of KapStone common stock to the Exchange Agent for exchange and (ii) surrender without restriction such shares of KapStone common stock to the Exchange Agent for exchange.

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No alternative, conditional or contingent surrender of shares of KapStone common stock will be accepted. All stockholders surrendering shares of KapStone common stock, by execution of the Form of Election, waive any right to receive any notice of the acceptance of their shares of KapStone common stock for exchange upon closing of the Mergers.

If your certificate(s) has been lost, stolen or destroyed, contact Kapstone’s transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), at 6201 15th Avenue, Brooklyn, NY 11219, Attn: Transfer Services, prior to submitting a Form of Election. The Transfer Agent will instruct you on the procedures to follow. You may be required to complete certain additional documentation and obtain a lost instrument surety bond and file it with the Transfer Agent. A Form of Election and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

4.            Termination of Merger Agreement

In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of KapStone common stock by cancelling all such certificated shares, issuing an equal number of book-entry shares in the Direct Registration System and mailing a transaction advice reflecting such issuance, together with any other documents received by the Exchange Agent, to the person who deposited the same. The Exchange Agent will return any transaction advice for such shares of KapStone common stock and other documents to be delivered by the Exchange Agent by first class or registered mail.

5.           Method of Delivery

Your Form of Election, together with your stock certificate(s) or confirmation of book-entry transfer, as applicable, must be received by the Exchange Agent by the Election Deadline (unless the delivery of such certificate(s) or delivery of the applicable shares in book-entry form is guaranteed in the manner described in Instruction 9). Do not send them to KapStone, WestRock or Holdco. The method of delivery (mail or overnight courier) of stock certificate(s), confirmation of book-entry transfer or Notice of Guaranteed Delivery, as applicable, to the Exchange Agent at the appropriate address set forth on the front of the Form of Election is at the option and risk of the surrendering stockholder. Delivery will be valid, and risk of loss and title shall pass, only upon proper delivery of the Form of Election to the Exchange Agent, together with the applicable certificate(s) or confirmation of delivery in book-entry form (unless the delivery of such certificate(s) or delivery of the applicable shares in book-entry form is guaranteed in the manner described in Instruction 9), at the appropriate address set forth on the front of the Form of Election by the Election Deadline. If the stock certificate(s), confirmation of book-entry transfer or Notice of Guaranteed Delivery, as applicable, is sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

6.           Description of Shares of KapStone Common Stock Surrendered

The name(s) and address of the registered holder(s) must be included in the box provided. Please correct these details if they are incorrect or fill in the name and address box if it is blank. Please ensure that the name(s) and address of the registered holder(s) appears exactly as on the certificate(s) being surrendered or guaranteed for delivery, or the confirmation of book-entry transfer being provided or guaranteed for delivery, as applicable. If you are surrendering or guaranteeing for delivery one or more stock certificates, you must list all certificate numbers and the number of shares submitted in the relevant boxes provided. If you hold book-entry shares, you must include the number of book-entry shares held in the box provided for the number of shares submitted or guaranteed for delivery. By signing and submitting a Form of Election, you warrant that these shares will not be sold, including through limit order request, unless this Form of Election is properly revoked pursuant to the instructions herein.

7.           Special Delivery Instructions

If the book-entry statement for the shares of Holdco common stock and/or the check for cash are to be delivered to the registered holders of the existing certificates at an address other than that appearing on the Form of Election, indicate the name(s) and address in this box.

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8.           Signatures

If you have any questions regarding the signing of the Form of Election, please call the Information Agent toll-free at (800) 662-5200. Banks and brokerage firms may call (203) 658-9400.

Registered Holders. The Form of Election must be signed by the registered holder(s) EXACTLY as their name(s) appears on the stock certificate(s) being surrendered or the confirmation of book-entry transfer, as applicable, without any alteration, enlargement or change whatsoever. If the shares of KapStone common stock subject to a Stock Election are owned of record by two or more persons, all such persons must sign the Form of Election. If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations.

Person(s) other than Registered Holders. If checks for cash and shares of Holdco common stock are to be made payable to or registered in other than the name(s) that appears on the surrendered certificate(s), indicate the name(s) and address in the box entitled “Special Issuance/Payment Instructions”. The stockholder(s) named will be considered the record owner(s) and must complete the box entitled “Signatures Required” and the Internal Revenue Service (“IRS”) Form W-9. The stockholder(s) named must pay any transfer or other similar tax required in connection with such payment or registration or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If the box entitled “Special Issuance/Payment Instructions” is completed, then signatures on the Form of Election must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (each, an “Eligible Institution”). If the surrendered stock certificates are registered in the name of a person other than the person signing the Form of Election, or if issuance is to be made to a person other than the person signing the Form of Election or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein. The signature of a notary public is not sufficient for this purpose.

Fiduciaries and Representatives. When signing the Form of Election as trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please give full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership. Forms of Election executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations in a fiduciary or representative capacity, or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act, or in lieu of such evidence, Guarantee of Signature as described below.

Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows:  (a) for a change in name by marriage, etc., the Form of Election should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Form of Election should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” In such case, the signature on the Form of Election must, however, be guaranteed by an Eligible Institution. The signature of a notary public is not sufficient for this purpose.

Guarantee of Signatures. A signature guarantee is required on the Form of Election if the name(s) of the person(s) executing the Form of Election is different from the name(s) of the registered holder(s) of the shares of KapStone common stock covered by the Form of Election, and a signature guarantee is required on a stock power accompanying a Form of Election if the Form of Election is signed by a person other than the registered holder(s) of the shares covered thereby. If the election is not for the account of a member of an Eligible Institution, a signature guarantee must be completed by an Eligible Institution. The signature of a notary public is not sufficient for this purpose.

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9.           Notice of Guaranteed Delivery

In order for a Stock Election to be validly delivered, the Exchange Agent must receive a properly completed and signed Form of Election, accompanied by stock certificate(s) or confirmation of delivery in book-entry form (unless delivery of such certificate(s) is guaranteed as described below) representing the shares of KapStone common stock in exchange for which you are electing to receive shares of Holdco common stock in the Mergers and which are currently held by you no later than the Election Deadline. Persons to whom stock certificate(s) or confirmations of delivery of shares in book-entry form are not immediately available also may make a Stock Election by completing the Form of Election received by the Exchange Agent by the Election Deadline, and by having the Notice of Guaranteed Delivery properly completed and duly executed by an Eligible Institution (subject to the condition that the stock certificate(s) or confirmation of book-entry delivery, the delivery of which is guaranteed by such completion and due execution, are in fact delivered to the Exchange Agent no later than 5:00 p.m. New York City time on the third business day after the Election Deadline (the “Guaranteed Delivery Deadline”)). Stock certificate(s) or shares delivered in book-entry form that are received after the Guaranteed Delivery Deadline will not be accepted for exchange for Stock Consideration.

10.         IRS Form W-9

Under U.S. Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed IRS Form W-9. If the certificate(s) is in more than one name or is not in the name of the actual owner, consult the instructions in the enclosed IRS Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 24% back-up withholding on the payment of any cash. The surrendering stockholder must write “Applied For” in the space for the TIN if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholders of any Cash Consideration (as defined below) due for their former shares. Please review the instructions in the enclosed IRS Form W-9 for additional details of what TIN to give the Exchange Agent. Exempt stockholders (including, among others, all C corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate their exempt status on the IRS Form W-9. See the instructions in the enclosed IRS Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. Federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent or from www.irs.gov.

11.         Proration

Under the Merger Agreement, the maximum stock amount, which is the maximum number of shares of Holdco common stock that may be issued to KapStone stockholders in the aggregate as Stock Consideration, is equal to (i) 25% of the product of  (A) 0.4981 and (B) the number of issued and outstanding shares of KapStone common stock immediately prior to the effective time of the Mergers (“Effective Time”), (ii) rounded down to the nearest whole number.

A KapStone stockholder’s ability to make an election to receive the Stock Consideration (each such election, a “Stock Election”) is subject to proration procedures set forth in the Merger Agreement. These procedures are designed to ensure that the Stock Consideration is received in respect of no more than 25% of the shares of KapStone common stock issued and outstanding immediately prior to the Effective Time. Whether a KapStone stockholder receives the amount of Stock Consideration requested will depend in part on the Stock Elections of other KapStone stockholders. Even if a KapStone stockholder makes a Stock Election with respect to any shares of KapStone common stock (such shares of KapStone common stock, “Stock Election Shares”), it may not receive the Stock Consideration in respect of such Stock Election Shares. The greater the oversubscription of the aggregate Stock Elections, the fewer shares of Holdco common stock and more cash a KapStone stockholder making a Stock Election will receive in respect of its Stock Election Shares. You should read the section in the Proxy Statement titled “Proposal 1: Adoption of the Merger Agreement—The Merger Agreement—Proration Procedures” beginning on page [   ] and the Merger Agreement, included as Annex A to the Proxy Statement, for more information regarding the proration procedures.

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12.         Cash Consideration; No Stock Election Shares

If a KapStone stockholder does not select any election, selects more than one election, does not submit a properly completed and signed form received by the Exchange Agent by the Election Deadline or otherwise fails to properly complete the Form of Election, such KapStone stockholder will be deemed to have made no Stock Election with respect to its shares. If a KapStone stockholder makes no Stock Election with respect to any of its shares of KapStone common stock and does not properly demand appraisal in accordance with the DGCL, such shares of KapStone common stock will be converted into the right to receive the Cash Consideration if the Mergers are completed.

In no event will a KapStone stockholder making no Stock Election with respect to its shares of KapStone common stock receive the Stock Consideration in respect of any of its shares of KapStone common stock.

13.         Fractional Interests

KapStone stockholders will not receive any fractional shares of Holdco common stock in the Mergers. Instead, KapStone stockholders will receive cash in lieu of any fractional shares of Holdco common stock that they would otherwise have been entitled to receive in the Mergers. Any cash in lieu of such fractional shares will be calculated in accordance with the terms of the Merger Agreement.

14.       Revocation or Change of Form of Election

Any Form of Election may be revoked with respect to all or a portion of the shares of KapStone common stock subject thereto by the KapStone stockholder who submitted the applicable Form of Election by written notice received by the Exchange Agent by the Election Deadline. If a Form of Election is revoked, no Stock Election will be deemed to have been made with respect to the shares of KapStone common stock as to which such Form of Election previously applied unless a new Form of Election is subsequently submitted by the KapStone stockholder and received by the Exchange Agent by the Election Deadline. Such notice must specify the person in whose name the Stock Election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the certificate(s) or book-entry transfer representing the shares subject to the Stock Election being revoked.

If you revoke your Stock Election, you may subsequently submit a new Stock Election prior to the Election Deadline for shares you own as of the date of submission of such new Form of Election. Such Form of Election must be received by the Exchange Agent by the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Form of Election (except for in relation to the delivery of previously-delivered certificate(s) or confirmation of delivery of shares in book-entry form representing surrendered shares of KapStone common stock or a previously-delivered Notice of Guaranteed Delivery provided in accordance with Instruction 9). You cannot revoke or change your Stock Election after the Election Deadline.

15.         Purchase, Sale or Transfer of Shares of KapStone Common Stock

If you are making a Stock Election with respect to less than all of your shares of KapStone common stock (a “Partial Stock Election”) and purchase additional shares of KapStone common stock after submitting your Form of Election and would like to make a Stock Election with respect to such additional shares, you will need to submit a new Form of Election so that it is received by the Exchange Agent by the Election Deadline to cover all of your shares, including such additional shares. If you are making a Partial Stock Election and the Exchange Agent does not receive a new Form of Election from you by the Election Deadline to cover additional shares acquired by you after the date on which you submit the Form of Election, you will be deemed to have made no Stock Election with respect to the additional shares of KapStone common stock that you have acquired. By signing and submitting a Form of Election, you warrant that the shares of KapStone common stock represented by the Form of Election will not be sold, including through limit order request, unless the Form of Election has been properly revoked pursuant to the instructions herein.

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16.         Disputes

Subject to the terms of the Merger Agreement and the Form of Election, the Exchange Agent will have reasonable discretion to determine whether any Stock Election or revocation has been improperly completed, executed or transmitted, any KapStone stock certificate is not in proper form for transfer or some other irregularity in connection with the Stock Election exists and shall use reasonable efforts advise the electing stockholder, or transmitting book-entry transfer facility, as the case may be, of the existence of the irregularity. Holdco has the full discretion to determine whether any Form of Election is complete and proper and has the right to reject any or all Form of Elections determined in good faith by it not to be in proper form.

17.         Elections Effective Only upon Completion of the Mergers

A Stock Election made on the Form of Election will be effective only upon the completion of the Mergers, which is subject to the satisfaction of a number of conditions described in the Proxy Statement. If the Merger Agreement is terminated for any reason, all Forms of Election will be void and of no effect.

18.        Miscellaneous

If the space provided in the Form of Election is inadequate, your KapStone stock certificate numbers and the number of shares of KapStone common stock represented thereby should be listed on a separate schedule and attached to the Form of Election.

19.         Inquiries

If you have any questions about, or need additional copies of, the Form of Election, please call the Information Agent toll-free at (800) 662-5200. Banks and brokerage firms may call (203) 658-9400.

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